SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 21, 2000

                                 Cox Radio, Inc.
                   ------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                              --------------------
         (State or other jurisdiction of incorporation or organization)



                               1-12187 58-1620022
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        (Commission File Number) (I.R.S. Employer Identification Number)


                              1400 Lake Hearn Drive
                             Atlanta, Georgia 30319
               ------------------------------------ -------------
               (Address of principal executive offices) (Zip Code)


                                 (404) 843-5000
                             -----------------------
              (Registrant's telephone number, including area code)





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Item 5.           Other Events.

         On June 27, 2000, Cox Radio consummated the public offering of 8,800,000 shares of its Class A common stock and completed the concurrent private placement of 3,591,954 shares of Class A common stock directly to Cox Enterprises at the public offering price per share, less underwriting discounts and commissions. Cox Radio's press release announcing the pricing of the public offering and the concurrent private placement is being filed as an exhibit to this report.

         This current report on Form 8-K also is being filed to incorporate by reference that certain Underwriting Agreement, dated as of June 21, 2000, by and among Cox Radio and the several underwriters named in Schedule A thereto, into Cox Radio's registration statement on Form S-3 (Registration No. 333-35398). The Underwriting Agreement pertains to the issuance and sale of the 8,800,000 shares of Class A common stock on June 27, 2000 and grants the underwriters a 30-day option to purchase up to 1,320,000 shares of Class A common stock solely to cover over-allotments, if any.

Item 7.           Financial Statements and Exhibits.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits

                  1.1 Underwriting Agreement, dated as of June 21, 2000, among Cox Radio, Credit Suisse First Boston, Morgan Stanley & Co. Incorporated, Allen & Company Incorporated, Banc of America Securities LLC, First Union Securities, Inc., FleetBoston Robertson Stephens Inc. and Salomon Smith Barney Inc.

                  99.1     Press Release dated June 22, 2000.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     COX RADIO, INC.



         Dated:  June 27, 2000                 By: /s/ Maritza C. Pichon
                                                  ----------------------------
                                                       Maritza C. Pichon
                                                       Chief Financial Officer